As filed with the Securities and Exchange Commission on July 16, 2003

Registration No. 333-
Registration No. 333-105550

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

United Defense Industries, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	52-2059782
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

(For Co-Registrants, please see “Table of Co-Registrants” on the following page)

1525 Wilson Boulevard, Suite 700

Arlington, Virginia 22209
(703) 312-6100
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Thomas W. Rabaut

President and Chief Executive Officer
United Defense Industries, Inc.
1525 Wilson Boulevard, Suite 700
Arlington, Virginia 22209
(703) 312-6100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David M. McPherson, Esq.	David V. Kolovat, Esq.
Latham & Watkins LLP	Vice President, General Counsel and Secretary
555 Eleventh Street, N.W., Suite 1000	United Defense Industries, Inc.
Washington, D.C. 20004	1525 Wilson Boulevard, Suite 700
(202) 637-2200	Arlington, Virginia 22209
(703) 312-6100

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by United Defense Industries, Inc.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(Continued on next page)

(Continued from previous page)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Unit(1)(2)	Offering Price(1)(3)	Registration Fee

Debt Securities, Preferred Stock, Common Stock, Debt and Equity Warrants and such indeterminate amount of Debt Securities, Preferred Stock and Common Stock as may be issued upon conversion or exchange for any other securities registered hereunder that provides for conversion or exchange into Debt Securities, Preferred Stock or Common Stock	(4)	(4)	(4)	(4)

Guarantees of Debt Securities	(4)	N/A	N/A	(5)

Total	$150,000,000	100%	$150,000,000	(6)

(1)	In United States dollars or the equivalent thereof in any other currency, currency units, or composite currency(ies) at the dates of issuance.

(2)	The proposed maximum offering price per unit will be determined from time to time by United Defense Industries, Inc. in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(4)	Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(5)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

(6)	A Registration Fee of $12,135 was previously paid.

		Proposed
		Maximum
Title of Shares	Amount to be	Aggregate	Amount of
to be Registered	Registered	Offering Price(1)	Registration Fee

Common Stock to be Sold by Selling Stockholders	$350,000,000	$350,000,000	(2)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	A Registration Fee of $28,315 was previously paid.

TABLE OF CO-REGISTRANTS

	State or Other	IRS Employer Identification
Name	Jurisdiction of Formation	Number

Barnes & Reinecke, Inc.	Delaware	36-2056606
Marepcon Financial Corporation	Virginia	54-1351598
Norfolk Shipbuilding & Drydock Corporation	Virginia	54-0321390
San Francisco Drydock, Inc.	California	94-3168698
Southwest Marine, Inc.	California	95-3055463
UDLP Holdings Corp.	Delaware	52-2059780
UDLP International, Inc.	Delaware	54-1739650
UDLP Overseas Limited	Delaware	54-1923831
United Defense, L.P.	Delaware	54-1693796
United Defense (UK), Inc.	Delaware	27-0031778
United States Marine Repair, Inc.	Delaware	52-2065604

Explanatory Note: This Post-Effective Amendment No. 2 to Form S-3 Registration Statement (Registration No. 333-105550) of United Defense Industries, Inc. is being filed solely to include a revised Exhibit 5.1 to the Registration Statement. Accordingly, Part 1, the form of prospectus, has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table. All amounts shown are estimates except for the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Fee	$40,450
Rating Agency Fees	$150,000
Legal Fees and Expenses	$400,000
Accounting Fees and Expenses	$150,000
Printing Expenses	$80,000
Blue Sky Fees	$5,000
Trustee/ Issuing & Paying Agent Fees and Expenses	$50,000
Miscellaneous	$124,550

Total	$1,000,000

Item 15.	Indemnification of Directors and Officers

      Our company is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

      Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

      Our by-laws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

      United Defense Industries, Inc. maintains insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of United Defense Industries, Inc.

      The charter documents, operating agreements, or other governing documents of the Co-Registrants contain provisions similar to those detailed above.

Item 16.	Exhibits

Number		Description

1	.1*	Forms of Underwriting Agreements (Debt Securities, Preferred Stock, Common Stock and Warrants (Debt and Equity).
3.1		Amended and Restated Certificate of Incorporation of United Defense Industries, Inc. (Exhibit 3.1 to United Defense’s Registration Statement on Form S-1 (No. 333-71986) is incorporated herein by reference).
3.2		By-laws of United Defense Industries, Inc. (Exhibit 3.2 to United Defense’s Registration Statement on Form S-1 (No. 333-71986) is incorporated herein by reference).
4.1		Form of Indenture. (Exhibit 4.1 to United Defense’s Registration Statement on Form S-3 (333-105550) is incorporated herein by reference.)
4.2		Form of Common Stock Certificate. (Exhibit 4.1 to United Defense’s Registration Statement on Form S-1 (No. 333-71986) is incorporated herein by reference).
4	.3*	Form of Preferred Stock Certificate.
4	.4*	Form of Debt Security.
4	.5*	Form of Equity Warrant Agreement.
4	.6*	Form of Equity Warrant (included in Exhibit 4.5).
4	.7*	Form of Debt Warrant Agreement.
4	.8*	Form of Debt Warrant (included in Exhibit 4.7).
5	.1+	Opinion of Latham & Watkins LLP.
12.1		Statement Regarding Computation of Ratios. (Exhibit 12.1 to United Defense’s Registration Statement on Form S-3 (333-105550) is incorporated herein by reference.)
23	.1+	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23	.2+	Consent of Ernst & Young LLP.
23.3		Notice Regarding Lack of Consent of A.A. Aktif Analiz Serbest Muhasebecilik Mali Musavirlik Anonim Sirketi, Member of Andersen Worldwide. (Exhibit 23.2 to United Defense’s Form 10-K dated March 14, 2003 is incorporated herein by reference).
23.4		Notice Regarding Lack of Consent of Arthur Andersen & Co. (Exhibit 23.3 to United Defense’s Form 10-K dated March 14, 2003 is incorporated herein by reference).
24.1		Powers of Attorney. (Exhibit 24.1 to United Defense’s Registration Statement on Form S-3 (333-105550) is incorporated herein by reference.)
25	.1*	Statements of Eligibility and Qualification of Trustees on Form T-1 under the Trust Indenture Act of 1939.

*	To be filed either by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

+	Filed herewith.

Item 17.	Undertakings

      (a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described in this registration statement above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on July 15, 2003.

UNITED DEFENSE INDUSTRIES, INC.

By:	*

Thomas W. Rabaut
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on July 15, 2003.

Signature		Title

* Thomas W. Rabaut		President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ FRANCIS RABORN Francis Raborn		Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* William E. Conway, Jr		Chairman of the Board of Directors

* Frank C. Carlucci		Director

* Peter J. Clare		Director

* Allan M. Holt		Director

* J.H. Binford Peay, III		Director

* John M. Shalikashvili		Director

* By:	/s/ FRANCIS RABORN Francis Raborn Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on July 15, 2003.

UDLP HOLDINGS CORP.

By:	*

Thomas W. Rabaut
Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on July 15, 2003.

Signature		Title

* Thomas W. Rabaut		Chief Executive Officer and Director (Principal Executive Officer)

/s/ FRANCIS RABORN Francis Raborn		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* David V. Kolovat		Director

*By:	/s/ FRANCIS RABORN Francis Raborn Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on July 15, 2003.

UNITED DEFENSE, L.P.

By:	*

Thomas W. Rabaut
Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on July 15, 2003.

Signature		Title

* Thomas W. Rabaut		Chief Executive Officer and Director of UDLP Holdings Corp., the general partner of the registrant (Principal Executive Officer)

/s/ FRANCIS RABORN Francis Raborn		Chief Financial Officer and Director of UDLP Holdings Corp., the general partner of the registrant (Principal Financial and Accounting Officer)

* David V. Kolovat		Director of UDLP Holdings Corp., the general partner of the registrant

*By:	/s/ FRANCIS RABORN Francis Raborn Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on July 15, 2003.

UDLP INTERNATIONAL, INC.

By:	*

Thomas W. Rabaut
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on July 15, 2003.

Signature		Title

* Thomas W. Rabaut		President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ FRANCIS RABORN Francis Raborn		Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* David V. Kolovat		Director

* By:	/s/ FRANCIS RABORN Francis Raborn Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on July 15, 2003.

UDLP OVERSEAS LIMITED

By:	*

Thomas W. Rabaut
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on July 15, 2003.

Signature		Title

* Thomas W. Rabaut		President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ FRANCIS RABORN Francis Raborn		Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* David V. Kolovat		Director

* By:	/s/ FRANCIS RABORN Francis Raborn Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on July 15, 2003.

BARNES & REINECKE, INC.

By:	*

Michael J. Flynn
Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on July 15, 2003.

Signature		Title

* Michael J. Flynn		Chief Executive Officer (Principal Executive Officer)

* Adeliza M. De Guzman		Chief Financial Officer (Principal Financial and Accounting Officer)

* Scott E. Leitch		Director

* David A. Napoliello		Director

* R. Mark Manion		Director

*By:	/s/ FRANCIS RABORN Francis Raborn Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on July 15, 2003.

UNITED DEFENSE (UK), INC.

By:	*

Elmer L. Doty
President

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on July 15, 2003.

Signature		Title

* Elmer L. Doty		President (Principal Executive Officer)

* R. Mark Manion		Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

* Dennis A. Wagner		Director

* David A. Napoliello		Director

*By:	/s/ FRANCIS RABORN Francis Raborn Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on July 15, 2003.

UNITED STATES MARINE REPAIR, INC.

By:	*

Alexander J. Krekich
Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on July 15, 2003.

Signature		Title

* Alexander J. Krekich		Chief Executive Officer and Director (Principal Executive Officer)

* Daniel P. Cotter		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* Thomas W. Rabaut		Director

/s/ FRANCIS RABORN Francis Raborn		Director

*By:	/s/ FRANCIS RABORN Francis Raborn Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 15, 2003.

SOUTHWEST MARINE, INC.

By:	*

Monty W. Dickinson
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on July 15, 2003.

Signature		Title

* Monty W. Dickinson		President and Chief Executive Officer (Principal Executive Officer)

* Daniel P. Cotter		Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ FRANCIS RABORN Francis Raborn		Director

* David V. Kolovat		Director

* Alexander J. Krekich		Director

*By:	/s/ FRANCIS RABORN Francis Raborn Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 15, 2003.

SAN FRANCISCO DRYDOCK, INC.

By:	*

Joseph V. O’Rourke
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on July 15, 2003.

Signature		Title

* Joseph V. O’Rourke		President and Chief Executive Officer (Principal Executive Officer)

* Daniel P. Cotter		Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ FRANCIS RABORN Francis Raborn		Director

* David V. Kolovat		Director

* Alexander J. Krekich		Director

* By:	/s/ FRANCIS RABORN Francis Raborn Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on July 15, 2003.

NORFOLK SHIPBUILDING & DRYDOCK CORPORATION

By:	*

Thomas W. Epley
President

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on July 15, 2003.

Signature		Title

* Thomas W. Epley		President (Principal Executive Officer)

* Daniel P. Cotter		Treasurer and Vice President (Principal Financial and Accounting Officer)

/s/ FRANCIS RABORN Francis Raborn		Director

* David V. Kolovat		Director

* Alexander J. Krekich		Director

* By:	/s/ FRANCIS RABORN Francis Raborn Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on July 15, 2003.

MAREPCON FINANCIAL CORPORATION

By:	*

Alexander J. Krekich
President

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on July 15, 2003.

Signature		Title

* Alexander J. Krekich		President and Director (Principal Executive Officer)

* Daniel P. Cotter		Treasurer (Principal Financial and Accounting Officer)

/s/ FRANCIS RABORN Francis Raborn		Director

* David V. Kolovat		Director

*By:	/s/ FRANCIS RABORN Francis Raborn Attorney-in-fact

EXHIBIT INDEX

Number		Description

1	.1*	Forms of Underwriting Agreements (Debt Securities, Preferred Stock, Common Stock and Warrants (Debt and Equity).
3.1		Amended and Restated Certificate of Incorporation of United Defense Industries, Inc. (Exhibit 3.1 to United Defense’s Registration Statement on Form S-1 (No. 333-71986) is incorporated herein by reference).
3.2		By-laws of United Defense Industries, Inc. (Exhibit 3.2 to United Defense’s Registration Statement on Form S-1 (No. 333-71986) is incorporated herein by reference).
4.1		Form of Indenture. (Exhibit 4.1 to United Defense’s Registration Statement on Form S-3 (333-105550) is incorporated herein by reference.)
4.2		Form of Common Stock Certificate. (Exhibit 4.1 to United Defense’s Registration Statement on Form S-1 (No. 333-71986) is incorporated herein by reference).
4	.3*	Form of Preferred Stock Certificate.
4	.4*	Form of Debt Security.
4	.5*	Form of Equity Warrant Agreement.
4	.6*	Form of Equity Warrant (included in Exhibit 4.5).
4	.7*	Form of Debt Warrant Agreement.
4	.8*	Form of Debt Warrant (included in Exhibit 4.7).
5	.1+	Opinion of Latham & Watkins LLP.
12.1		Statement Regarding Computation of Ratios. (Exhibit 12.1 to United Defense’s Registration Statement on Form S-3 (333-105550) is incorporated herein by reference.)
23	.1+	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23	.2+	Consent of Ernst & Young LLP.
23.3		Notice Regarding Lack of Consent of A.A. Aktif Analiz Serbest Muhasebecilik Mali Musavirlik Anonim Sirketi, Member of Andersen Worldwide. (Exhibit 23.2 to United Defense’s Form 10-K dated March 14, 2003 is incorporated herein by reference).
23.4		Notice Regarding Lack of Consent of Arthur Andersen & Co. (Exhibit 23.3 to United Defense’s Form 10-K dated March 14, 2003 is incorporated herein by reference).
24.1		Powers of Attorney. (Exhibit 24.1 to United Defense’s Registration Statement on Form S-3 (333-105550) is incorporated herein by reference.)
25	.1*	Statements of Eligibility and Qualification of Trustees on Form T-1 under the Trust Indenture Act of 1939.

*	To be filed either by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

+	Filed herewith.